                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Covest Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON APRIL 27, 1999
                         ------------------------------------

TO THE HOLDERS OF COMMON STOCK OF COVEST BANCSHARES, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of CoVest Bancshares, Inc. (the "Company") will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 27, 1999 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

     1.   the election of two (2) Class I directors of the Company.

     2. the ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 1999.

     3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors is not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 5, 1999, are the stockholders entitled to vote at the meeting and any adjournments or postponements thereof.

                              By Order of the Board of Directors


                              /s/ Paul A. Larsen
                              Paul A. Larsen
                              CORPORATE SECRETARY



Des Plaines, Illinois
March 17, 1999

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                   PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of CoVest Bancshares, Inc. (the "Company") of proxies to be used at the meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on Tuesday,
April 27, 1999, at 10:00 a.m., and all adjournments or postponements of the meeting. The Proxy Statement and the accompanying Notice of Meeting and Proxy are first being mailed to holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") on or about March 17, 1999. Certain of the information in the Proxy Statement relates to CoVest Banc, N.A., Des Plaines, Illinois (the "Bank"), a wholly owned subsidiary of the Company.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of Common Stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this Proxy Statement. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     Only holders of record of the Common Stock at the close of business on March 5, 1999, will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 5, 1999, the Company had 4,210,615 shares of Common Stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

     The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The Board of Directors would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of the Company a later dated proxy relating to the same shares prior to the exercise of such proxy, (ii) filing with the Secretary of the Company at or before the meeting a written notice of revocation bearing a later date than the proxy, or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at 749 Lee Street, Des Plaines, Illinois, 60016.

                                ELECTION OF DIRECTORS

     At the Annual Meeting of the Stockholders to be held on Tuesday, April 27, 1999, the stockholders will be entitled to elect two (2) Class I directors for a term expiring in 2002. The directors of the Company are divided into three classes having staggered terms of three years. Both of the nominees for election as Class I directors are incumbent directors. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

     Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the Annual Meeting of Stockholders, will serve as Class I directors for three year terms expiring in 2002. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.


                                       NOMINEES

                                                                                DIRECTOR OF THE
                                    PRESENT POSITION WITH THE                   COMPANY OR THE
NAME AND AGE                        COMPANY AND THE BANK                        BANK SINCE
------------                        -------------------------                   ---------------
CLASS I
(Term Expires 2002)

George T. Drost                     Director of the Company and of the                1987
(Age 52)                            Bank

David M. Miller                     Director of the Company and of the                1996
(Age 49)                            Bank

                                    CONTINUING DIRECTORS

CLASS II
(Term Expires 2000)

John A. Flink                       Director of the Company and of the                1984
(Age 71)                            Bank

James L. Roberts                    President, Chief Executive Officer                1999
(Age 56)                            and Director of the Company and of
                                    the Bank

Frank A. Svoboda, Jr.               Director of the Company and Chairman              1973
(Age 65)                            of the Board of the Bank


                                     4

CLASS III
(Term Expires 2001)

Gerald T. Niedert                   Vice Chairman and Director of the                 1987
(Age 53)                            Company and of the Bank

Thomas TenHoeve                     Director of the Company and of the                1987
(Age 63)                            Bank

David B. Speer                      Director of the Company and of the                1997
(Age 47)                            Bank

     All of the Company's directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between the Company and any other person pursuant to which any of the Company's directors have been selected for their respective positions.

BIOGRAPHICAL DATA

     The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

     GEORGE T. DROST is a partner in the law firm of Drost & Kivlahan, Ltd., Arlington Heights. Mr. Drost is also an Adjunct Professor at the John Marshall Law School in Chicago, Illinois, and currently serves as a Commissioner on the Village of Arlington Heights, Illinois, Plan Commission. He also serves as a director of the Advocate Charitable Foundation, which is an affiliate of Advocate Health Care, Oak Brook, Illinois, Uhlich Children's Home, Chicago, Illinois, and the Lutheran Foundation, an affiliate of the Lutheran Home and Services for the Aged, Arlington Heights, Illinois.

     JOHN A. FLINK retired in 1990 as General Manager, Band Tools, of the DoALL Company, an international machine tool distributor and industrial supplier located in Des Plaines, Illinois, after serving in various marketing and advertising capacities there since 1963.

     DAVID M. MILLER currently serves as Senior Vice President/Professional Services for Comdisco, Inc., a provider of technology solutions with offices in Rosemont, Illinois. Mr. Miller joined that company in 1988 and has served as, Vice President, Marketing Business System Manager and Capital Equipment Group Director. Prior to joining Comdisco, Inc., he was Regional Financial Services Manager for Storage Tek Corporation in the midwest region and a former Vice President/Sales for Sanwa Business Credit.

     GERALD T. NIEDERT is currently Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois. From 1986 to 1991, Mr. Niedert was Vice President/Sales with Leaseway Transportation Corp., a truck transportation company headquartered in Cleveland, Ohio. Prior to 1986, Mr. Niedert was the President of Niedert NationaLease, Inc. and Fleet Carriers, Inc.

     JAMES L. ROBERTS was elected as the Company's President and Chief Executive Officer on January 21, 1999. He served as President and CEO of Perpetual Midwest Financial, Inc., of Cedar Rapids, Iowa, and its wholly owned subsidiary Perpetual Savings Bank, FSB from 1993 to 1998. Prior to that he was Executive Vice President and head of Corporate Finance for Kemper Securities, Inc. and its predecessor firm, Blunt, Ellis & Loewi, Inc., from 1990 to 1993. From 1984 to 1990, Mr. Roberts served as President and CEO of First Bank Milwaukee. He was a member of the Board of Directors of two United Way organizations, the Metropolitan Milwaukee Chamber of Commerce, the Milwaukee Art Museum and St. Luke's Hospital Foundation in Cedar Rapids, Iowa.

     DAVID B. SPEER is a 20 year veteran of Illinois Tool Works, Inc., a multinational manufacturer of industrial systems. In October, 1995, Mr. Speer was elected Executive Vice President of its worldwide construction products and finishing systems segments. He is a member of the American Marketing Association and American Management Association.

     FRANK A. SVOBODA, JR. is the Chairman of the Board of the Bank. Mr. Svoboda was the owner of Svoboda's Mens Wear, Inc., a retail mens clothier located in Des Plaines, Illinois until 1995.

     THOMAS TENHOEVE, PH.D. retired in 1995 after having served for the previous eleven years as President of Oakton Community College, a community college with over 24,000 students on two campuses and 62 other locations located in the north and northwest suburbs of Chicago.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1998, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during 1998 and the total number of meetings held by all committees of the Board on which any such director served during 1998. The Board of Directors of the Company has standing audit/compliance, compensation and nominating committees.

     The Audit/Compliance Committee consists of Messrs. TenHoeve (Chair), Drost, Miller, Neidert and Svoboda. The Audit/Compliance Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform the Company's and Bank's annual audit and acts as the liaison between the auditors and the Board. Mr. Roberts serves EX OFFICIO on this committee. During 1998, the Audit/Compliance Committee met four times.

     The Compensation Committee consists of Messrs. Drost (Chair), Flink, Neidert and Svoboda. The Compensation Committee meets to review the performance, salary and other compensation of the Chief Executive Officer and recommends adjustments. During 1998, the Compensation Committee met two times.

     The Nominating Committee is chaired by Mr. Svoboda and consists of all members of the Board of Directors of the Company. This committee recommends to the Board of Directors of the Company nominees for election as directors and for nominees to fill any vacancies. Pursuant to the Company's Bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to the Secretary of the Company no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 1998, the Nominating Committee met one time.

COMPENSATION OF DIRECTORS

     Directors of the Company receive options to purchase 2,250 shares of Common Stock on the first business day of each calendar year and are not paid a cash fee for serving on the Company's Board or committees. The options have an exercise price equal to the fair market value on the date of grant. During 1998, directors of the Bank received a fee of $3,600 per year, $1,100 for each Bank Board meeting and $700 for each Executive Committee meeting attended (except for the Chairman of the Board of the Bank, who receives an additional $200 for each Board meeting attended). Directors may elect to defer all of their fees. The Bank's non-employee directors also receive a $200 fee for each committee meeting attended. The Company maintains a retirement plan for directors which provides retirement benefits based upon the director's age at retirement, the director's total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable upon retirement as defined under the plan.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at March 5, 1999, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

NAME OF INDIVIDUAL AND                          AMOUNT AND NATURE OF          PERCENT
NUMBER OF PERSONS IN GROUP                      BENEFICIAL OWNERSHIP(1)       OF CLASS
--------------------------                      ----------------------        --------

5% STOCKHOLDERS
CoVest Bancshares, Inc.
  Employee Stock Ownership Plan ("ESOP")
749 Lee Street
Des Plaines, IL  60016                               387,082(2)                     9.2%

Brandes Investment Partners, Inc. ("Brandes")
12750 High Bluff Drive,
San Diego, CA  92130                                 331,045(3)                     7.9%

Michael and Frances Halikias
15750 S. Harlem
Orland Park, IL 60462                                317,250(5)                     7.5%

Dimension Fund Advisors, Inc. ("Dimension")
1299 Ocean Avenue
Santa Monica, CA 90401                               243,450(4)                     5.8%

DIRECTORS
George T. Drost                                       79,818(6)                     1.9%
John A. Flink                                         41,824(7)                      *
David M. Miller                                       11,271(8)                      *
Gerald T. Niedert                                     61,112(9)                     1.4%
James L. Roberts                                      27,000(10)                     *
David B. Speer                                         4,912(11)                     *
Frank A. Svoboda, Jr.                                 99,878(12)                    2.3%
Thomas TenHoeve                                       37,438(13)                     *

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                                        44,936(16)                    1.1%
Lawrence J. Schmidt                                   23,042(17)                     *
Joseph H. Tillotson                                   56,880(18)                    1.3%
Larry G. Gillie                                       66,916(14)                    1.6%
R. Kennedy Alger                                      28,658(15)                     *
All directors and executive officers
 as a group (15 persons)                             651,720(19)                   14.4%

--------------------------------
*    Less than one percent.

     (1) The information contained in this column is based upon information furnished to the Company by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Includes shares held directly, shares allocated to the respective individual under the ESOP, shares obtainable within the next 60 days pursuant to options granted under the Company's 1992 Stock Option and Incentive Plan and the 1996 Stock Option Plan (collectively, the "Stock Option Plans"), shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.

     (2)   James L. Roberts and Paul A. Larsen serve as co-trustees of the
ESOP, and are deemed to have shared voting and investment power over shares held by the ESOP. Includes 288,363 shares held in the ESOP but allocated to employees' accounts.

     (3) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated February 11, 1999, Brandes reported sole voting and investment power over all such shares in the capacity of investment adviser.

     (4) As reported in a Schedule 13G filed under the Exchange Act, dated March 5, 1995. Mr. and Mrs. Halikias reported shared voting and investment power over all such shares.

     (5) As reported in a Schedule 13G filed under the Exchange Act, dated February 11, 1999. Dimension reported sole voting and investment power over all such shares.

     (6) Includes 24,750 shares subject to options granted under the Stock Option Plans, over which shares Mr. Drost has no voting and sole investment power, 19,292 shares held by Mr. Drost's spouse, as trustee, over which Mr. Drost has shared voting and no investment power, and 4,900 shares held by the Drost & Kivlahan, Ltd. Profit Sharing Plan, over which Mr. Drost has shared voting and investment power.

     (7) Includes 6,750 shares subject to options granted under the Stock Option Plans, over which shares Mr. Flink has no voting and sole investment power, and 472 shares held by Mr. Flink's spouse, over which Mr. Flink has no voting or investment power.

     (8) Includes 4,500 shares subject to options granted under the Stock Option Plans, over which Mr. Miller has no voting and sole investment power.

     (9) Includes 26,485 shares subject to options granted under the Stock Option Plans, over which shares Mr. Niedert has no voting and sole investment power.

     (10) Mr. Roberts became the Company's President and Chief Executive Officer in January 1999. Excludes 387,082 shares over which Mr. Roberts is deemed to have voting and/or investment power as co-trustee of the ESOP. Includes 25,000 shares subject to options granted under the Stock Option Plan, over which Mr. Roberts has no voting and sole investment power.

     (11) Includes 2,250 shares subject to options granted under the Stock Option Plans, over which Mr. Speer has no voting and sole investment power.

     (12) Includes 39,975 shares subject to options granted under the Stock Option Plans, over which shares Mr. Svoboda has no voting and sole investment power, and 6,750 shares for which Mr. Svoboda serves as co-trustee and 3,375 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has shared voting and investment power.

     (13) Includes 18,710 shares subject to options granted under the Stock Option Plans, over which shares Dr. TenHoeve has no voting and sole investment power, and 13,353 shares held in a trust for benefit of Dr. TenHoeve, over which shares Dr. TenHoeve has sole voting and investment power.

     (14) Excludes 387,082 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of the ESOP. Includes 31,500 shares subject to options granted under the Stock Option Plans, over which shares Mr. Larsen has no voting and sole investment power.

     (15) Includes 18,000 shares subject to options granted under the Stock Option Plans, over which Mr. Schmidt has no voting and sole investment power.

     (16) Includes 27,000 shares subject to options granted under the Stock Option Plans, over which Mr. Tillotson has no voting and sole investment power, 200 shares held jointly with his spouse, over which Mr. Tillotson has shared voting and investment power, and 5,450 shares owned by Mr. Tillotson's spouse, over which Mr. Tillotson has no voting or investment power.

     (17) Mr. Gillie's employment ended on August 25, 1998. Includes 2,100 shares held by Mr. Gillie's spouse and 2,386 shares for which Mr. Gillie serves as trustee, over which shares Mr. Gillie has shared voting and investment power.

     (18) Mr. Alger's employment ended on February 8, 1999. Includes 27,000 shares subject to options granted under the Stock Option Plans, over which Mr. Alger has no voting and sole investment power, and 1,500 shares held jointly with his spouse, over which Mr. Alger has shared voting and investment power.

     (19) Excludes 387,082 shares over which Messrs. Roberts and Larsen are deemed to have shared voting and/or investment power as co-trustees of the ESOP.

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1998 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1998 through December 31, 1998.

VOTING AGREEMENTS

     The trustees of the Company's ESOP are Messrs. James L. Roberts, the Company's President and Chief Executive Officer, and Paul A. Larsen, its Senior Vice President and Chief Financial Officer. As co-trustees, Messrs. Roberts and Larsen are deemed to have shared voting power over shares held in the ESOP.


                                EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and to each of the other executive officers of the Company and the Bank whose aggregate salary and bonus exceeded $100,000.

----------------------------------------------------------------------------------------------------------------------------------
                                                   SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      LONG TERM COMPENSATION
                                                   ANNUAL COMPENSATION                       AWARDS
----------------------------------------------------------------------------------------------------------------------------------
              (a)            (b)         (c)            (d)              (e)             (f)          (g)             (h)
                                                                                     RESTRICTED    SECURITIES       ALL OTHER
NAME AND                                                            OTHER ANNUAL        STOCK      UNDERLYING     COMPENSATION
PRINCIPAL POSITION            YEAR    SALARY($)(1)   BONUS($)(2)   COMPENSATION($)    AWARD($)   OPTIONS/SARS(#)     ($)(3)
----------------------------------------------------------------------------------------------------------------------------------

Larry G. Gillie, President,   1998     $218,077      $       ---     $    ---        $    ---            ---        $  5,505
Chief Executive Officer(4)    1997      208,846              300          ---             ---            ---          16,396
                              1996      180,492           15,300          ---             ---            ---          14,287
----------------------------------------------------------------------------------------------------------------------------------

R. Kennedy Alger(5)           1998     $160,385      $       300     $    ---        $    ---            ---        $  4,839
Executive Vice President      1997       55,385              300          ---             ---         81,000             144
                              1996          ---              ---          ---             ---            ---             ---

----------------------------------------------------------------------------------------------------------------------------------

Paul A. Larsen, Senior Vice   1998     $123,942      $       300     $    ---        $    ---            ---        $  3,795
President and Chief           1997      108,885              300          ---             ---            ---          11,206
Financial Officer             1996       88,269           11,300          ---             ---            ---           8,673

----------------------------------------------------------------------------------------------------------------------------------
Lawrence J. Schmidt,          1998     $123,269      $       300     $    ---        $    ---            ---        $  3,968
Senior Vice President         1997      106,442              300          ---             ---            ---           9,808
                              1996       87,500           11,300          ---             ---            ---             170

----------------------------------------------------------------------------------------------------------------------------------

Joseph H. Tillotson,          1998     $125,192      $       300     $    ---        $    ---            ---        $  4,291
Senior Vice President         1997      106,385              300          ---             ---            ---          10,083
                              1996       85,709           11,496          ---             ---            ---           8,739
----------------------------------------------------------------------------------------------------------------------------------

     (1)  Includes amounts deferred under the Bank's Profit Sharing Plan.

     (2) Amount shown as bonus for 1996 includes the market value of non-restricted shares granted to Messrs. Gillie, Larsen, Schmidt and Tillotson.

     (3) Does not include amounts contributed to each officer under the Company's ESOP for 1998, which amounts are undetermined at this time.

     (4) Mr. Gillie's employment terminated on August 25, 1999. Information regarding Mr. Gillie's severance payout is provided below under "Employment Agreements."

     (5) Mr. Alger's employment began on August 1, 1997 and ended on February 8, 1999.

     The following table sets forth certain information concerning the number and value of stock options at December 31, 1998, held by the named executive officer.

----------------------------------------------------------------------------------------------------------------------------------
                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                          OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------------------
                                                                             NUMBER OF
                                                                            SECURITIES                        VALUE OF
                                                                            UNDERLYING                       UNEXERCISED
                                                                            UNEXERCISED                     IN-THE-MONEY
                                                                          OPTIONS/SARs AT                  OPTIONS/SARs AT
                                                                             FY-END(#)                         FY-END($)
                                                                                 (d)                              (e)
                                                                   ----------------------------------------------------------------
                             SHARES ACQUIRED
            NAME             ON EXERCISE(#)    VALUE REALIZED($)   EXERCISABLE   UNEXERCISABLE(1)    EXERCISABLE    UNEXERCISABLE
             (a)                   (b)                (c)              (d)              (e)              (f)             (g)
----------------------------------------------------------------------------------------------------------------------------------
Larry G. Gillie                  31,042           $374,230            ---              ---            $ ---          $  ---
----------------------------------------------------------------------------------------------------------------------------------
R. Kennedy Alger                  ---                ---              ---            81,000             ---             ---
----------------------------------------------------------------------------------------------------------------------------------
Paul A. Larsen                    ---                ---             13,500          36,000            49,125         131,000
----------------------------------------------------------------------------------------------------------------------------------
Lawrence J. Schmidt              9,000             79,250             9,000          36,000            25,250         101,000
----------------------------------------------------------------------------------------------------------------------------------
Joseph H. Tillotson              9,000             78,270             9,000          36,000            33,270         133,080
----------------------------------------------------------------------------------------------------------------------------------

(1) Remaining options become exercisable one-half each on January 1, 1999 and 2001, except for with respect to Messrs. Gillie and Alger.

EMPLOYMENT AGREEMENTS

     The Company has entered into a two-year employment agreement, dated January 20, 1999, with James L. Roberts, who replaced Larry G. Gillie as the Company's and the Bank's President and Chief Executive Officer. The agreement provides for an annual salary of $200,000, subject to annual increases as determined by the Board of Directors. Additionally, the agreement provides that Mr. Roberts receive options to purchase 100,000 shares of Common Stock at the fair market value of the Common Stock on the date of the agreement, and that 25% of such options shall be immediately vested and the remaining portion shall vest in equal amounts on each of the first three anniversaries of the agreement. The employment agreement provides for an automatic extension of one year on each anniversary date of the agreement. Either the Company or Mr. Roberts may elect not to renew the agreement upon written notice provided on, or prior to, the respective anniversary date; provided, however, that the agreement is not extendable beyond the date Mr. Roberts attains the age of 65.

     The agreement further provides for the continued payment of Mr. Roberts' salary and health benefit coverage for the remainder of the then current term of the agreement in the event employment is terminated for any reason other than cause, disability or death. In addition, in the case of a change of control of the Company (as defined in the agreement), the agreement provides for an extension of the term of the employment agreement for the shorter of three years from the date of the change in control or until the date on which Mr. Roberts attains the age of 65. The agreement further provides that for a period of one year after termination of his employment for any reason, Mr. Roberts will not manage, operate or control any financial institution having an office within 25 miles of any office of the Bank as of the date Mr. Roberts' employment terminates or the date on which there is a change in control of the Company.

     The employment of Mr. Larry G. Gillie ended on August 25, 1998. Pursuant to the provisions of his employment agreement pertaining to base salary, Mr. Gillie will receive an aggregate amount of $140,000 in 1999. The additional terms of Mr. Gillie's severance package have not yet been determined.

CHANGE OF CONTROL AGREEMENTS

     In addition to the change of control provisions set forth in Mr. Roberts' employment agreement, the Company has entered into a one-year change of control agreement with Messrs. Larsen, Schmidt and Tillotson. The agreements provide for an automatic extension of one year on each anniversary date, provided there is a satisfactory review of the respective officer's performance. The agreements provide for a payment to the respective officer of one year's annual salary in the event there is a change in control of the Company or the Bank and his employment terminates voluntarily or involuntarily within one year after such change in control. In such event, the officer would also be entitled to receive health insurance for one year following his termination date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the members of the Compensation Committee were George T. Drost, John A. Flink, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of the Company or any of its subsidiaries during 1998, and none of these individuals is a former officer or employee of the Company or any of its subsidiaries.

 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE HAS FURNISHED THE FOLLOWING REPORT ON EXECUTIVE COMPENSATION. THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE REPORT UNLESS SUCH REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

COMPENSATION POLICIES. This report describes the Company's compensation policies as endorsed by the Board of Directors and the Compensation Committee and the resulting actions taken by the Company for 1998. Essentially, the executive compensation program of the Company has been designed to:

* Support a pay-for-performance policy that differentiates compensation amounts based on Company and individual performance;

* Provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

* Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

     At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations. Additionally, the Company has adopted a Management Incentive Program, as described below.

SALARY AND DEFERRED COMPENSATION. The Board of Directors, acting on the recommendation of the Compensation Committee, determines the salary paid to the Chief Executive Officer (the "CEO"). The CEO determines the salaries paid to the other executive officers. In each case, salary increases reflect both individual performance as well as the Bank's financial performance, as measured by its return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 2.1% to 6.5% based on individual performance, position, tenure, comparative data and the Bank's operating results.

STOCK AWARDS. The Company's Stock Option Plans and Bank Incentive Plan ("BIP") are designed to align a significant portion of the executive compensation program with stockholder interests. The Stock Option Plans and BIP, each approved by stockholders, permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

     Stock Options - Rights to purchase shares of Common Stock at the fair market value per share as of the date the option is granted, either in the form of incentive stock options under the Internal Revenue Code, on options which are not so qualified; and

     Restricted Stock - Shares of Common Stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability, or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

     In granting stock options and restricted stock to executive officers, the Committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions to the Company.

MANAGEMENT INCENTIVE PLAN.

     On April 28, 1998, the Board approved the CoVest Banc Management Incentive Program ("MIP"). The MIP is intended to provide incentives and reward for increasing stockholder value by granting cash awards to certain executive officers, Vice Presidents and other key employees based upon specific performance objectives, including net income of the Company and individual performance criteria for participating employees. Executive officer performance is based solely upon net income, while awards for other employees are measured on a formula weighted 25% on net income and 75% on individual performance. For 1998, the Company paid no amounts under the MIP.

                                   George T. Drost
                                    John A. Flink
                                  Gerald T. Niedert
                                   Frank A. Svoboda

PERFORMANCE GRAPH

     THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS THE GRAPH AND THE RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

     The line graph below shows a five year comparison of cumulative total stockholder return on a $100 investment in the Company's Common Stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market, the Nasdaq Bank Stock Index. The graph has been prepared at the Company's request by Research Holdings Limited, San Francisco, California.

                     COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                            AMONG COVEST BANCSHARES, INC.,
            THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BANK INDEX


                                      [GRAPH]


     * $100 INVESTED ON 12/31/93 IN STOCK OR INDEX.
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING DECEMBER 31.

---------------------------------------------------------------------------------------------
                               Cumulative Total Return
---------------------------------------------------------------------------------------------
                           12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
---------------------------------------------------------------------------------------------
CoVest Bancshares, Inc.     $100       $92        $114       $143      $209       $158
Nasdaq Market               $100       $98        $138       $170      $208       $294
Nasdaq Bank Stock           $100      $100        $148       $196      $328       $325

----------------------------------------------------------------------------------------------

*Total return assumes reinvestment of dividends

                             TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and the Bank, and their associates, were customers of and had transactions with the Company and the Bank during 1998. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.


                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Crowe Chizek & Company LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 1999, and recommends that the stockholders ratify the appointment. A representative of Crowe, Chizek & Company LLP is expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK & COMPANY LLP.


                                STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices at 749 Lee Street, Des Plaines, Illinois 60016 on or before November 18, 1999, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.

                                    OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ James L. Roberts
                              James L. Roberts
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


Des Plaines, Illinois
March 17, 1999

PROXY                 COVEST BANCSHARES, INC.                              PROXY
            PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS--APRIL 27, 1999

     The undersigned hereby appoints James L. Roberts and John A. Flink or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of CoVest Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 27, 1999, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting:

/ / Check here for address change.    / / Check here if you plan to attend
    New Address:_________________         the meeting.
   ______________________________
   ______________________________

                    (Continued and to be signed on reverse side.)

                         COVEST BANCSHARES, INC.
                PLEASE MARK VOTE IN OVAL USING DARK INK ONLY

1. Election of Directors                                                        FOR ALL EXCEPT
   George T. Drost and David Michael Miller            FOR ALL     WITHHELD     NOMINEE(S) WRITTEN BELOW
                                                        /  /         /  /       /  / ______________________________

2. To ratify the selection of                           FOR        AGAINST      ABSTAIN
   Crowe, Chizek and Company                           /  /         /  /         /  /
   LLP as independent auditors
   for the Company for 1999.
------------------------------------------------------------
The Board of Directors recommends a vote FOR all proposals.
------------------------------------------------------------


                                                                           THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
                                                                           SPECIFICATION MADE. IF NO CHOICES ARE INDICATED,
                                                                           THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                                                                          Dated: ________________________________, 1999

                                                                          Signature(s)_________________________________

                                                                                      _________________________________

NOTE:  Please sign exactly as your name(s) appears.
For joint accounts, each owner should sign.  When
signing as executor, administrator, attorney,
trustee or guardian, etc., please give your
full title.
------------------------------------------------------------------------------------------------------------------------
                                              FOLD AND DETACH HERE


               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.